Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 28, 2006
American Natural Energy Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	0-18596	73-1605215

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 South Yale — Suite 300, Tulsa, Oklahoma 74136

(Address of principal executive offices)
Registrant’s telephone number, including area code: (918) 481-1440

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

	(b)	On November 28, 2006, Jules Poscente resigned as a Director of the Registrant for personal reasons.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation
Dated: December 5, 2006	By:	/s/ Michael K. Paulk
Michael K. Paulk, President